Exhibit 23.2
Jerry P. Korr, Bob Soonlhornrh.ii,
Gary W. L.ye, D^vid cpa M FfA^ifT CPA CI’A CPA ^iHB i
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R.llph !’. Younl, CPA{]’)47-7(>) U-wis 1 ). Hyde, Robert H. Dale, III, CPA R. Steven Soitzer, (1()47-02 Jeffrey L. Lvcrly, ) Marshall R. W. Mark Kudolph, liryanl, CPA Thomas W. Molotf, Jl 1U (1’JS7-H6) Rolwrt Jr., Gregory S, Yount, Hyde & Barbour, P.C. S. Barbour, CPA Crawford, C. Scott CPA Certified Public (1971-92) John R, Moulden, Darren B. CPA CPA CPA CPA CPA Accountants and fisher. III, CPA Idon, CPA CPA Consultants (Kc>limd)
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Julian D. Berlin, James F. Snyder, Jr., CPA (Retired) Jr., Kimborty David F. Allemong, I5. B CPA (Retired) elf her, Kevin L. D’A Gerald A. Farter, Bra finer. CPA CI’A CCA (ftelrred)
Consent of Independent Registered Public Accounting Firm
We consent to the references to our firm under the heading “Experts” in the Registration Statement on Form S-4 of Gateway Financial Holdings, Inc.
Yount, Hyde & Barbour, P.C.
Winchester, Virginia
March 1, 2007

50 South Cameron Street
P.O. Box 2560
Winchester, VA 22604

540-662-3417	Offices located in: Winchester, Middleburg, Leesburg and Culpeper, Virginia
FAX 540-662-4211	Member: American Institute of Certified Public Accountants / Virginia Society of Certified Public Accountants